EXHIBIT 99.1
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                         LEUCADIA NATIONAL CORPORATION
                             315 PARK AVENUE SOUTH
                            NEW YORK, NEW YORK 10010
                                  212-460-1900



                                                          April 30, 1997

FOR IMMEDIATE RELEASE
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Contact:  Ruth Klindtworth (212) 460-1900




          LEUCADIA NATIONAL CORPORATION ANNOUNCES AGREEMENT FOR SALE OF
              COLONIAL PENN LIFE INSURANCE COMPANY TO CONSECO, INC.


        New York, New York...Leucadia National Corporation (NYSE and PSE: "LUK") today announced that it has signed an agreement to sell its subsidiaries, Colonial Penn Life Insurance Company and Providential Life Insurance Company and certain related assets to Conseco, Inc. The purchase price is $460 million payable in cash and notes. These companies are principally engaged in the sale of "graded benefit life" insurance policies through direct marketing and agent-sold Medicare supplement insurance. The company's variable annuity business, conducted through Charter National Life Insurance Company and Intramerica Life Insurance Company is not being sold.

        The transaction is subject to regulatory approvals and customary closing conditions and a closing is anticipated during the third quarter of 1997.

        Leucadia National Corporation will report a pre-tax gain of approximately $300 million upon consummation of the transaction. For calendar year 1996, the operations being sold accounted for revenues of approximately $230 million and pre-tax earnings of approximately $48 million.